UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.    Entry into a Material Definitive Agreement
Amendment No. 3 to Advisory Agreement
On December 16, 2015, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") entered into Amendment No. 3 to the Advisory Agreement (the "Amendment") between the Registrant and Griffin Capital Essential Asset Advisor II, LLC (the "Advisor") to amend and restate the definition of acquisition fees to provide for a holdback of a portion of the contingent amount of such acquisition fees for a period of time, among other changes. Pursuant to the Amendment, the first $5.0 million of the contingent portion of such fees (the "Contingent Advisory Payment Holdback") will be retained by the Registrant until the later of (a) the termination of the Registrant’s public offering, including any follow-on offerings, or (b) July 31, 2017, at which time such amount shall be paid to the Advisor. The Amendment further states that, in connection with a follow-on offering, the Contingent Advisor Payment Holdback may increase, based upon the maximum offering amount in such follow-on offering and the amount sold in prior offerings.
The foregoing description of the Amendment is qualified in its entirety by reference to the terms of the Amendment, which is attached as Exhibit 10.1 hereto.
Item 9.01    Exhibits
(d)     Exhibits.

10.1	Amendment No. 3 to Advisory Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: December 18, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary